Exhibit 99.1

NIC Earns 19 Cents Per Share in First Quarter 2016; Company Reports Record Quarterly Revenues and Operating Income

OLATHE, Kan.--(BUSINESS WIRE)--May 2, 2016--NIC Inc. (NASDAQ: EGOV), the dominant provider of digital government services, today announced net income of $12.9 million and earnings per share of 19 cents on total revenues of $78.4 million for the three months ended March 31, 2016. In the first quarter of 2015, the Company reported net income of $8.9 million and earnings per share of 14 cents on total revenues of $70.4 million.

Quarterly portal revenues were a record $73.2 million, an 11 percent increase over the first quarter of 2015. On a same-state basis, portal revenues were $73.0 million in the current quarter, a 12 percent increase over the first quarter of 2015. Same-state, transaction-based revenues from Interactive Government Services (IGS) rose 16 percent over the first quarter of 2015, due primarily to higher volumes from a variety of services, including motor vehicle inspections and registrations, tax filings and professional licensing, among others. Same-state, transaction-based revenues from Driver History Records (DHR) were up 6 percent due mainly to higher transaction volumes in several states and to a DHR monitoring service in one state, which became effective in the second quarter of 2015. Same-state portal software development revenues increased 25 percent, driven mainly by a stronger quarter of project-based, time and materials revenues in a few states.

For the quarter, portal management revenues were down 30 percent from the prior year reflecting the expiration of the Delaware contract in March 2015.

NIC’s portal gross profit percentage was 40 percent in the current quarter, up from 37 percent in the first quarter of 2015, driven mainly by strong organic revenue growth and higher gross profits across several states including Texas, Wisconsin, and Maryland.

Software & services revenues were $5.2 million in the current quarter, up 17 percent from the first quarter of 2015, driven by an increase in transactional revenues from the federal Pre-employment Screening Program and other payment processing services.

Quarterly operating income increased 38 percent to a record $20.4 million, contributing to an operating margin of 26 percent for the current quarter, up from 21 percent in the prior year quarter.

“The year is off to an exceptional start, and I am very pleased with our strong financial results for the quarter,” said NIC Inc. CEO Harry Herington. “It is great to see our core business of offering convenient digital government services continue to perform so well.”

Operational Highlights

During the quarter, three NIC subsidiaries received contract extensions. The Company’s Kansas Information Consortium, LLC subsidiary received a one-year contract extension from the State of Kansas, taking the contract through 2022. Alabama Interactive, LLC received a one-year contract renewal from the State of Alabama through March 2017, and the State of Oklahoma extended its contract with Oklahoma Interactive, LLC for one year through March 2017.

First Quarter Earnings Call and Webcast Details

On the May 2, 2016 call, the Company will discuss its 2016 first quarter financial and operational results, and answer questions from the investment community. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information

Monday, May 2, 2016
4:30 p.m. (EDT)

Call bridge:	888-438-5519 (U.S. callers) or 719-457-2689 (international callers)
Conference ID:	6964685
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen: The Webcast system is available at https://www.egov.com/investor-relations.

A replay of the Webcast will be available by visiting https://www.egov.com/investor-relations.

About NIC

Founded in 1992, NIC Inc. (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure payment processing solutions. The Company's innovative digital government services help make government more accessible to everyone through technology. The family of NIC companies provides digital government solutions for more than 4,500 federal, state, and local agencies in the United States. Forbes has named NIC as one of the “100 Best Small Companies in America” six times, and the Company has been included four times on the Barron’s 400 Index. Additional information is available at https://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements included in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts, and to sign contracts with new states and federal government agencies, as well as possible data security incidents. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled “Risk Factors” and “Caution About Forward-Looking Statements” of the Company’s most recent Forms 10-K and 10-Q filed with the SEC. These filings are available at the SEC's web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended
	March 31,
	2016	2015
Revenues:
Portal revenues	$73,197	$65,914
Software & services revenues	5,193	4,445
Total revenues	78,390	70,359
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	43,615	41,494
Cost of software & services revenues, exclusive of depreciation &
amortization	1,413	1,290
Selling & administrative	11,342	10,538
Depreciation & amortization	1,664	2,292
Total operating expenses	58,034	55,614
Operating income before income taxes	20,356	14,745
Income tax provision	7,462	5,804
Net income	$12,894	$8,941

Basic net income per share	$0.19	$0.14
Diluted net income per share	$0.19	$0.14

Weighted average shares outstanding:
Basic	65,739	65,387
Diluted	65,739	65,387

Key Financial Metrics:
Revenue growth - outsourced portals	11%	7%
Same state revenue growth - outsourced portals	12%	7%
Recurring portal revenue as a % of total portal revenues	96%	97%
Gross profit % - outsourced portals	40%	37%
Revenue growth - software & services	17%	14%
Gross profit % - software & services	73%	71%
Selling & administrative expenses as a % of total revenues	14%	15%
Operating income as a % of total revenue	26%	21%

Portal Revenue Analysis:
IGS transaction-based	$41,933	$36,147
DHR transaction-based	27,126	25,652
Portal software development	2,863	2,295
Portal management	1,275	1,820
Total portal revenues	$73,197	$65,914

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$105,783	$98,388
Cash restricted for payment of dividend	-	36,456
Trade accounts receivable, net	79,187	80,362
Prepaid expenses & other current assets	13,961	12,584
Total current assets	198,931	227,790
Property and equipment, net	9,462	9,333
Intangible assets, net	2,523	2,267
Deferred income taxes, net	828	1,421
Other assets	446	426
Total assets	$212,190	$241,237

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$57,743	$61,133
Accrued expenses	17,347	20,986
Dividend payable	-	36,456
Other current liabilities	2,842	2,597
Total current liabilities	77,932	121,172

Other long-term liabilities	4,646	4,259
Total liabilities	82,578	125,431

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized,
65,911 and 65,637 shares issued and outstanding	7	7
Additional paid-in capital	101,814	100,929
Retained earnings	27,791	14,870
Total stockholders' equity	129,612	115,806
Total liabilities and stockholders' equity	$212,190	$241,237

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in
	Shares	Amount	Capital	Retained Earnings	Total
Balance, January 1, 2016	65,637	$7	$100,929	$14,870	$115,806
Net income	-	-	-	12,894	12,894
Restricted stock vestings	314	-	135	-	135
Dividend equivalents cancelled upon forfeiture of
performance-based restricted stock awards	-	-	-	27	27
Shares surrendered and cancelled upon vesting of restricted
stock to satisfy tax withholdings	(115)	-	(2,034)	-	(2,034)
Stock-based compensation	-	-	1,622	-	1,622
Tax deductions relating to stock-based compensation	-	-	210	-	210
Shares issuable in lieu of dividend payments on unvested
performance-based restricted stock awards	-	-	(162)	-	(162)
Issuance of common stock under employee stock purchase plan	75	-	1,114	-	1,114
Balance, March 31, 2016	65,911	$7	$101,814	$27,791	$129,612

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended
	March 31,
	2016	2015

Cash flows from operating activities:
Net income	$12,894	$8,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	1,664	2,292
Stock-based compensation expense	1,622	2,159
Deferred income taxes	(1,263)	(1,436)
Loss on disposal of property and equipment	-	27
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable, net	1,175	(10,354)
Decrease in prepaid expenses & other current assets	479	395
(Increase) decrease in other assets	(20)	2
Increase (decrease) in accounts payable	(3,390)	6,916
(Decrease) in accrued expenses	(5,696)	(4,960)
Increase (decrease) in other current liabilities	245	(444)
Increase in other long-term liabilities	387	213
Net cash provided by operating activities	8,097	3,751
Cash flows from investing activities:
Purchases of property and equipment	(1,485)	(677)
Proceeds from sale of property and equipment	2	-
Capitalized internal use software development costs	(543)	(288)
Net cash used in investing activities	(2,026)	(965)
Cash flows from financing activities:
Proceeds from employee common stock purchases	1,114	1,131
Tax deductions related to stock-based compensation	210	204
Net cash provided by financing activities	1,324	1,335
Net increase in cash	7,395	4,121
Cash, beginning of period	98,388	87,983
Cash, end of period	$105,783	$92,104
Other cash flow information:
Non-cash investing activities:
Capital expenditures accrued but not yet paid	$23	$126
Cash payments:
Income taxes paid	$6,853	$6,414
Cash dividends paid on common stock previously restricted for payment of dividend	$36,456	$-

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
adavied@egov.com